Page 1 of 8 SEPARATION AND RELEASE AGREEMENT This Separation and Release Agreement (“Agreement”) sets forth and confirms the terms and conditions of the agreement between You, Matthew Leavy, (“You” or “Employee”) and John Wiley & Sons, Inc. (“Company”), on behalf of itself and its predecessors, parents, successors, divisions, assigns, affiliates and subsidiaries, regarding your separation of employment from the Company and the benefits being offered to you in exchange for entering into this Agreement, which will constitute a release of all claims. Once signed by you, this Agreement becomes a legally binding agreement so please read it carefully and be sure you understand it. 1. Last day of Employment: Your last working day with the Company is October 30, 2023 (“Last Working Day”) and your employment ends on January 31, 2024 (“Separation Date”). Between your Last Working Day and your Separation Date you will be on administrative leave as described in Section 3(B) below. 2. Transition Responsibilities: This Agreement and the Separation Benefits described below are predicated on your compliance with the terms of this Agreement, including its Release provisions and return of Company property and you agree to carry out your responsibilities satisfactorily and ensure a smooth transition of all projects through your Separation Date unless released from your working responsibilities earlier, in writing. 3. Separation Benefits: In exchange for the promises and releases in this Agreement, and provided you do not revoke the Agreement as permitted in Paragraph 7 below, and sign the re-acknowledgement set forth in Paragraph 13, the Company will provide you with the following benefits and payments: A. Severance: Subject to the terms of this Agreement, and unless you are offered and accept comparable employment with the Company, you will receive severance equal to 12 months of your current base salary rate payable in a lump sum in the amount of $455,000.00. Provided that you are in compliance with the terms of this Agreement, your severance will be paid in the pay cycle following your Separation Date. In the event that your last day of employment occurs before or during the revocation period set forth in Paragraph 7, below, your severance will be paid in the pay cycle following the expiration of the revocation period. B. Non-Working Notice Period: You will be provided with a non-working notice period. During this time, you will remain as an active employee and receive your same salary and benefits but will be relieved of all work responsibilities and duties. C. Health Benefits: Your group coverage will cease on the last date of the month in which your Separation Date occurs. If you timely and properly elect COBRA continuation coverage under the Company’s group health plan, the Company will pay the COBRA premiums for the level of medical dental and vision benefits that are in effect prior to your last day of employment for 12 months, or until you become covered by another health plan, whichever is sooner. This benefit will be credited against the 18-month extension required by COBRA. Thereafter, your right to continued coverage will be governed by COBRA and you shall be responsible for COBRA premiums for any remainder of the applicable COBRA continuation period. The company paid benefits excludes flexible spending accounts, life, AD&D, and disability insurance benefits. D. Outplacement: Outplacement services will be made available to you at the Company’s expense through our outplacement vendor Lee Hecht Harrison. A representative from our outplacement vendor Lee Hecht

Page 2 of 8 Harrison will contact you following execution of this Agreement. E. Wiley Annual Incentive Plan: Per the terms and conditions of the Wiley Annual Incentive Plan, you will not be eligible to receive an incentive payment for FY24. F. Equity: In accordance with the terms of your performance share unit and restricted share unit grant agreements, and your stock option grant agreement: A. You are eligible for prorated participation through your Separation Date in the FY22-24 and FY23- 25 performance cycles, with payout of performance share units based on actual performance at the end of the cycles. Your prorated target numbers of performance share units for these cycles are 6543 and 4886, respectively. B. Vested stock options may be exercised for up to ninety (90) days following your Separation Date. C. All other performance share units, restricted share units and stock options that are not vested on your termination date are forfeited and cancelled. Your UBS One Source account will remain active following your termination date. You should ensure that UBS has a personal email address for you by contacting the UBS call center at (866) 592-7678, or by signing onto your One Source account at https://onesource.ubs.com/wly. G. Deferred Compensation Plan: Under the terms of the Deferred Compensation Plan, your termination will be considered Separation of Service. The Deferred Compensation benefit is subject to a six-month delay and your first distribution will be made no less than seven (7) months following your Separation Date. Payments will be made according to your plan elections. H. You will not be entitled to any other compensation or benefits not provided in this Agreement. You understand, acknowledge, and agree that the payment of benefits described in this Agreement, including payments and benefits described in Paragraph 3 herein, are conditioned upon your execution of this Agreement. You acknowledge and agree that the sums and benefits to be provided under the terms of the Agreement are, in significant and substantial part, in addition to those benefits to which Employee is otherwise entitled. You may revoke this Agreement within seven (7) days after signing it by giving written notice to the Company. To be effective, this revocation must be received by the close of business on the 7th calendar day after you sign the Agreement. If you revoke this Agreement, you understand that you will not receive the benefits that are conditioned upon your execution of the Agreement. This Agreement will not become effective or enforceable unless and until the seven (7)-day revocation period has expired without you revoking it. 4. Complete Release and Waiver of Claims: You are aware of your legal rights concerning your employment with the Company. In exchange for the promises and payments of the Company set forth in Paragraph 3, and other consideration as provided herein, to which you otherwise would not be entitled, you agree to irrevocably and unconditionally release (i.e. give up) any and all claims you may now have against the Company and you agree not to sue the Company and any currently or previously-affiliated companies, parent companies, successors or predecessors, and their officers, directors, agents and employees (collectively, the “Releasees”), arising out of the employment relationship between you and the Company (“the “Release’). A. This Release includes: (1) any and all past and present claims, demands, obligations, actions, causes of action, damages, costs, debts, liabilities, expenses and compensation of any nature whatsoever, whether known or unknown, foreseen or unforeseen, suspected or unsuspected that you as Releasor had, now have or in the future may or could have against Releasees, including but not limited to those arising under any and all applicable laws, in connection with any rights, claims in law or equity for wrongful or abusive

Page 3 of 8 discharge, whistleblowing, discriminatory, or retaliatory treatment under any local, state or federal law, including but not limited to, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967, (“ADEA”), the Civil Rights Acts of 1866, 1964 and 1991, the Employee Retirement Income Security Act of 1974, the Older Worker Benefits Protection Act of 1990, the Worker Adjustment Retraining and Notification Act, the Americans with Disabilities Act, the Fair Labor Standards Act, The New Jersey Law Against Discrimination, The New Jersey Conscientious Employee Protection Act California Fair Employment and Housing Act, the New Jersey Wage and Hour Law, Colorado Anti- Discrimination Act, Florida Civil Rights Act, Illinois Human Rights Act, Indiana Civil Rights Law, Massachusetts Fair Employment Practices Law, the New York State Human Rights Law, the New York City Human Rights Law, the Worker Adjustment and Retraining Notification Act, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act, or any other federal, state, or local statute, law, ordinance, or regulation that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any matter; (2) any claims for personal injury, defamation, mental anguish, breach of contract, injury to health and personal reputation; and (3) any other claim of any nature whatsoever relating to or in connection with your employment with John Wiley & Sons, Inc. or its subsidiaries, the termination of your employment, rights, payments and benefits under any employment arrangements, or agreements, any qualified or nonqualified plans, vacation pay, health and other benefits except as otherwise provided you in this Agreement, and excluding any claims by you to enforce your rights under this Agreement. The provisions of any law that provide in substance that a release shall not extend to unknown or unsuspected claims at the time of execution of this release are, to the extent permitted by law, hereby waived. B. Specific Release of Age Discrimination (ADEA) Claims: You understand and agree that, among other possible rights or claims herein waived or released by you, (i) you are, in particular, waiving and releasing rights and claims for age discrimination, including claims under state, federal law, and those based on Age Discrimination in Employment Act (“ADEA”) in exchange for the payments and other consideration described above that are not otherwise due you: and (ii) you are not waiving rights or claims for age discrimination that may arise after the effective date of this Agreement. C. Nothing in this Release and Agreement shall preclude you from bringing a charge or suit to challenge the validity or enforceability of this Agreement under the Age Discrimination in Employment Act, as amended by the Older Worker’s Benefit Protection Act. D. You acknowledge and agree that by virtue of the foregoing, you have waived any relief available for yourself (including without limitation, monetary damages, equitable relief, and reinstatement) under any of the claims and/or causes of action waived in this Agreement. Therefore, you agree that you will not accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement. E. Nothing in this Agreement shall be a waiver of: (i) any claim for failure to provide vested benefits under an employee benefit or equity plan sponsored by Company, to which you are legally entitled, if any; (ii) claims for enforcement of this Agreement; (iii) claims that may arise after the Effective Date of this Agreement; or (iv) any claims that cannot be waived by law; (v) any claim you have to statutory, contractual or common law indemnification or advancement and/or under applicable insurance policies of the Company; or (vi) your right to file a charge with or participate in or provide information in connection with any investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission, Securities and Exchange Commission (SEC) or other government agency or self-regulatory body, subject to the limitations in sub-Paragraph (D) above.

Page 4 of 8 F. Covenant Not to Sue Company: You shall not file any suit, claim or complaint in a court of law against Releasees arising out of, or relating to, your employment with Company, or employment decisions made by Company. Employee and Company acknowledge and agree that this covenant not to file any suit, claim or complaint is an essential and material part of this Agreement and that without its inclusion, this Agreement would not have been reached by the parties. G. Company Claims: The Company represents and warrants that, at the time of entering into this Agreement, it is not aware of claims of any kind it has against You and it has no intention of asserting any claims of any kind against You based on present knowledge. 5. Reimbursements, Moving Expenses and Acknowledgements: In connection with your move back to Colorado, the Company agrees to move your apartment furnishings backs to Colorado at the same level of service as they were moved to Hoboken, and to reimburse you for round-trip airfare for one trip between Colorado and Hoboken. In addition, any future payments made by the Company for your current corporate apartment in Hoboken will not be treated as compensation to you for tax purposes. The Company agrees to pay your reasonable legal fees incurred in connection with the negotiation of this agreement in an amount not to exceed $5,000 upon submission of a valid invoice. You acknowledge that you have been properly paid for all hours worked and have received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which you may be entitled as of the Effective Date of this Agreement and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to you, except as provided in this Agreement. You furthermore affirm that you have no known workplace injuries or occupational diseases. Employee and Company expressly consent that this Agreement shall be given full force and effect according to each and all of its terms and provisions. 6. Obligations A. Confidentiality: • This Agreement to be Kept Confidential: You understand that this Agreement is unique to you and that you shall keep the facts and financial terms of this Agreement confidential, and you will not disclose them to any third parties. You may disclose the terms of this Agreement to your personal attorney and a financial advisor, and with your immediate family members as necessary or as otherwise required by law. This Section does not in any way restrict or impede you from exercising protected rights, including those rights and employee discussions under the National Labor Relations Act (“NLRA”) Section 7, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. You shall promptly provide written notice of any such order to the Company’s legal department at legal@wiley.com. • Continuing Confidentiality Obligation: You acknowledge that during the course of employment with the Company, you were privy to certain confidential information which was communicated to you verbally or in writing, relating to the Company, its businesses, its customers, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, hardware designs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans, business plans and information, products, current and potential business partners, customers or other third parties (collectively, “Third Parties”), or other information which is not known to the public, and which may include material developed by you in the course of your employment. You acknowledge that all such

Page 5 of 8 information is and shall be deemed to be “Confidential Information” belonging to the Company or Third Parties. You agree to protect such Confidential Information from disclosure with the same degree of care that you normally use to protect your own confidential information, but not less than reasonable care, shall not divulge any such Confidential Information to anyone and shall not make use of the same without prior written consent of the Company. All Confidential Information is and shall remain the property of the Company (or the applicable Third Party), and you shall not acquire any rights therein. B. Disclosures: You agree that you will not engage in conduct or disclose any information which directly or indirectly defames the Company or any of the Releasees to any third parties, including but not limited to customers, authors, partner institutions and students, in any manner including without limitation through social media, and that you will characterize the Company and its employees in a positive manner if you choose to talk about the Company at all. You acknowledge and agree that this prohibition includes, without limitation, making or publishing any such defamatory, libelous, slanderous, reckless, or maliciously untrue statements, such that they are made with knowledge of their falsity or with reckless disregard for their truth or falsity, or other content, but does not include statements that are not maliciously untrue or otherwise protected under the NLRA Section 7. C. Non-Solicitation: In consideration of the payment set forth in Paragraph 3 of this Agreement, you agree that for a period of one year after your Separation Date you shall not directly, or indirectly through another entity: (i) induce or attempt to induce any employee of the Company or any subsidiary, parent company, or affiliate of the Company to leave the employ of the Company or such subsidiary, parent company, or affiliate, or in any way interfere with the relationship between the Company or any subsidiary, parent company, or affiliate and any employee thereof; or (ii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any subsidiary, parent company, or affiliate to cease doing business with the Company or such subsidiary, parent company, or affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or business relation and the Company or any subsidiary, parent company, or affiliate (including, without limitation, making any negative statements or communications about the Company or its subsidiary, parent company, or affiliate).You acknowledge and agree that the provisions of this section are reasonably necessary to protect the legitimate interests of the Company and that your observance of them will not work any undue hardship on you or your interests. The provisions of this Paragraph (6) shall survive termination or expiration of this Agreement. 7. Acknowledgment of Receipt of Agreement/Revocation: You acknowledge that you have twenty-one (21) days from the date that you received this Agreement to consider the terms of this Agreement. You understand that if you do not sign this agreement by the end of the twenty-one (21) day period it will become null and void. You further acknowledge that: (a) you took advantage of this period to consider this Agreement before signing it; (b) you have carefully read this Agreement, and each of its provisions; (c) if you initially did not think any representation you are making in this Agreement were true, or if you initially were uncomfortable making it, you resolved all of your doubts and concerns before signing this Agreement; (d) you fully understand what the Agreement, and each of its provisions, means; and (e) you are entering into the Agreement, and each of its provisions, knowingly and voluntarily. This Agreement is revocable by you for seven (7) days after it is signed by you. If you do not revoke this Agreement, it becomes effective on the eighth day after you sign it (“Effective Date”) If revoked, such notice of revocation shall be submitted by you, in writing, to Katherine Pearlstone at kpearlston@wiley.com by no later than the close of business your local time on the seventh (7th) day following the date you originally sign this Agreement. 8. Taxes: All withholding taxes and other payroll taxes will be deducted from all payments due you under

Page 6 of 8 this Agreement. Any and all taxes that may be due by you as a result of payments made to you hereunder shall be your responsibility. 9. Return of Company Property: By signing this Agreement, you represent that you have, or will by your Separation Date, returned to the Company all property belonging to the Company including identification cards/badges, Company-issued laptops, monitors, keyboards, mobile phones, corporate credit cards, physical files and electronically stored documents including on cloud storage accounts containing information belonging to the Company, by your Separation Date. 10. References: It is agreed that with respect to inquiries or requests for references by past, present or prospective employers, you will direct prospective employers to The Work Number; www.theworknumber.com or 1-800-367-5690 and the Company will provide dates of employment and job title. Wiley’s employer code is: 26316. 11. Unemployment Benefits: You may apply for unemployment benefits. The decision to grant compensation is determined by the unemployment office. 12. Entire Agreement: This Agreement sets forth your full and complete rights, payments and benefits and represents the entire agreement between the parties, superseding all other agreements and commitments whether oral or written, except for the obligations set forth in the Agreements and Restrictive Covenants executed by You on August 19, 2018, which shall remain in full force and effect. You acknowledge that you are not relying upon any representations or statements, written or oral, made by or on behalf of the Company not set forth herein. 13. Re-acknowledgment: On the Separation Date, you agree to re-execute this Agreement acknowledging all of its terms, including the release and waiver of any and all claims against the Company as of that date. Your failure to re-execute this Agreement will terminate any obligation of the Company to pay you the benefits set forth in Paragraph 3 above. 14. Applicable Law: This Agreement shall be construed in accordance with New York law without regard to such State’s conflict of law rules. Any dispute arising from or related to this Agreement shall be brought exclusively before the courts located in the State and County of New York. If any term of this Agreement is held to be invalid, void, or unenforceable, the remainder of the Agreement will remain in full force and effect and will not be affected. This Agreement may be signed and transmitted electronically. A signed PDF version shall have the same force and effect as an original signed document. 15. Non-Admission: Nothing in this Agreement is intended to be nor shall be deemed to be an admission of liability by any party, or an admission of the existence of any facts upon which liability could be based. 16. Your Right to Consult with an Attorney: You acknowledge that you have been advised of your right to consult with an attorney prior to signing this Agreement and that sufficient opportunity has been made available to you to consult with an attorney. 17. Voluntary and Knowing Action: You acknowledge that you have read this document, and that you understand its meaning. You acknowledge that you agree to the terms of this Agreement and Release knowingly, voluntarily and with full knowledge of its implications.

Page 7 of 8 The parties hereto confirm agreement by the signatures shown below. John Wiley & Sons, Inc. /s/ Matthew Leavy By: /s/ Danielle McMahan Matthew Leavy Danielle McMahan EVP, Chief People Officer 11/15/2023 11/15/2023 Date Date

Page 8 of 8 * * * * EMPLOYEE RE-ACKNOWLEDGMENT IN WITNESS WHEREOF, Employee executed this agreement on 11/15/2023, and, in final consideration for this Agreement, including the ability to receive separation benefits, Employee executes this Agreement again, in full agreement to its terms, including to Employee’s release and waiver in Paragraph 4 above of any and all claims against the Company as of the date of the Employee’s signature below. Matthew Leavy By: /s/ Matthew H. Leavy Print Name: Matthew H. Leavy Date: February 5, 2024